Exhibit 5.1

September 5, 2023

Nordson Corporation

28601 Clemens Road

Westlake, Ohio 44145

Ladies and Gentlemen:

We have acted as counsel to Nordson Corporation, an Ohio corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (as finally amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of senior, senior subordinated, and/or subordinated debt securities (collectively, the “Debt Securities”), each on terms to be determined at the time of the offering. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement.

The Debt Securities will be issued pursuant to an indenture governing debt securities in the form filed as an exhibit to the Registration Statement (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee, under the Indenture.

In arriving at the opinions expressed below, we have examined the following:

i. the 1989 Amended Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”)

ii. the Amended Code of Regulations of the Company, as amended (the “Regulations”);

iii. the Registration Statement;

iv. the Prospectus;

v. the form of the Indenture filed as an Exhibit to the Registration Statement; and

vi. the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Debt Securities, we have assumed that:

i. any supplemental indenture to the Indenture and any resolution of the board of directors of the Company or a committee thereof duly authorized to act on its behalf (the “Board”) and/or any officers’ certificate of the Company executed and delivered pursuant to the Indenture pursuant to which any Debt Securities are issued, will comply with the Indenture as supplemented, and the form and terms of such Debt Securities will comply with the Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the Board and/or officers’ certificate of the Company; and

ii. the form and terms of the Debt Securities, when established, and the issuance, sale and delivery thereof by the Company, will comply with, and will not violate, the Articles of Incorporation or Regulations, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of the Debt Securities, or the incurrence and performance of the obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law. In addition, we have assumed the receipt by each person to whom or for whose benefit any of the Debt Securities is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Debt Securities (if certificated) or the receipt by the depositary, acting as agent, on behalf of all Beneficial Holders of the Debt Securities, of a global security then evidencing such Debt Securities, and the issuance and sale of and payment for the Debt Securities so acquired in accordance with the applicable purchase, underwriting or similar agreement approved by the Board and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1) The Company is a corporation, incorporated, validly existing and in good standing under the laws of the State of Ohio.

(2) With respect to any Debt Securities to be issued under the Indenture, when (a) an appropriate prospectus supplement with respect to the Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (b) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect thereto has been duly authorized, executed and delivered by the Company and the other parties thereto, (c) the applicable supplement, if any, to the Indenture, has been duly authorized and validly executed and delivered by the Company and the trustee under the Indenture, or the applicable resolution of the Board has been duly authorized and validly executed and delivered by the Company, or the applicable officers’ certificate of the Company has been validly executed and delivered by a duly authorized officer of the Company, in either case in accordance with the terms of the Indenture, (d) the Company has the corporate power and has taken all necessary action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters and (e) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture as supplemented and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion in paragraph (2) expressed above is subject to (a) applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability, and (c) public policy considerations which may limit the rights of parties to obtain remedies.

Our opinion is further subject to (a) the waivers of any usury defense contained in the Indenture which may be unenforceable, (b) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States Dollars, or a judgment denominated in a currency other than United States Dollars, may be converted into United States Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (c) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the State of Ohio. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Taft Stettinius & Hollister LLP